UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         November 9, 2017

Tapestry, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) of Tapestry, Inc. (the “Company”) held on November 9, 2017, the Company’s stockholders, upon the recommendation of the Board of Directors (the “Board”), approved the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 20, 2017) (the “Amended Stock Incentive Plan”), which was previously adopted by the Board, subject to approval by the Company’s stockholders. The Amended Stock Incentive Plan (i) authorizes 7,500,000 additional shares of Tapestry’s common stock for issuance, increasing the number of shares available for awards from 54,900,000 to 62,400,000 and (ii) includes additional language confirming the Company’s current practice that no dividends or dividend equivalents will be payable with respect to any shares underlying an award until the award (or applicable part of the award) has vested.

A more detailed summary of the Amended Stock Incentive Plan and can be found in the Company’s Proxy Statement for the 2017 Annual Meeting filed with the U.S. Securities and Exchange Commission on September 29, 2017 (the “Proxy Statement”). The foregoing and the summary in the Proxy Statement are not complete summaries of the terms of the Amended Stock Incentive Plan and are qualified by reference to the text of the Amended Stock Incentive Plan, which is filed as Appendix B to the Proxy Statement and incorporated by reference as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the Quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 9, 2017, the Company held its 2017 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to seven proposals.  A total of 253,460,714 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 23,521,010 broker non-votes for each candidate with respect to this proposal.

Name	Votes For	Votes Against	Votes Abstaining
David Denton	228,800,024	547,450	592,230
Andrea Guerra	228,788,777	559,034	591,893
Susan Kropf	226,578,392	2,771,949	589,363
Annabelle Yu Long	228,149,290	1,199,615	590,799
Victor Luis	228,502,278	841,335	596,091
Ivan Menezes	227,757,010	1,592,158	590,536
William Nuti	202,190,479	27,155,611	593,614
Jide Zeitlin	227,111,319	2,229,149	599,236

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
251,009,731	1,736,877	714,106	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation as disclosed in the Proxy Statement for the 2017 Annual Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
224,523,035	4,127,336	1,289,333	23,521,010

Proposal Number 4 – Approval, on a non-binding advisory basis, of the frequency of the advisory vote on the Company’s executive compensation as disclosed in the Proxy Statement for the 2017 Annual Meeting:

1 Year	2 Year	3 Years	Votes Abstaining	Broker Non-votes
212,689,388	536,682	16,282,258	431,376	23,521,010

After considering these results, and consistent with its own recommendation, the Board has determined to continue to provide the Company’s stockholders with an annual advisory vote to approve the Company’s executive compensation until the next vote on the frequency of such advisory votes.

Proposal Number 5 – Approval of the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 20, 2017):

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
203,823,182	25,559,868	556,654	23,521,010

Proposal Number 6 – Consideration of proposal entitled “Net-Zero Greenhouse Gas Emissions”:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
18,923,114	208,266,468	2,750,122	23,521,010

Proposal Number 7 – Consideration of proposal regarding risk disclosure on the Company’s use of fur:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
11,497,858	208,659,513	9,782,333	23,521,010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2017

Tapestry, Inc.

	By:	/s/ Nancy Axilrod
Nancy Axilrod
General Counsel and Assistant Secretary